UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

PIERIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor

Boston, MA 02109

United States

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 857-246-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained below under Item 3.02 is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On June 2, 2016, Pieris Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement for a private placement (the “Purchase Agreement”) with a select group of institutional investors, including lead investor BVF Partners L.P. and its affiliates as well as existing and new investors (the “Investors”). The private placement consists of 8,188,804 units, at a price of $2.015 per unit (the “Financing”), for gross proceeds of approximately $16.5 million, before deducting placement agent fees and offering expenses. Each unit consists of (i) one share of the Company’s common stock (the “Common Shares”) or non-voting series A convertible preferred stock (the “Preferred Shares,” and together with the Common Shares, the “Shares”) convertible into one share of common stock, and (ii) warrants to purchase the Company’s common stock of which consist of (a) a warrant to purchase 0.40 shares of the Company’s common stock with an exercise price of $2.00 per share and (b) a warrant to purchase 0.20 shares of the Company’s common stock with an exercise price of $3.00 per share. The warrants will be exercisable for a period of five years from the date of issuance. The closing of the financing is expected to take place on or about June 8, 2016, and is subject to customary closing conditions.

Each Preferred Share is priced at $2,015.00 and is convertible into 1,000 shares of the Company’s common stock. The Company will not effect any conversion of the Preferred Shares, and a stockholder shall not have the right to convert any portion of the Preferred Shares, to the extent that, after giving effect to the conversion such stockholder would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The Preferred Shares will have no voting rights. The Preferred Shares are entitled to receive dividends on a pari passu basis with the Company’s common stock, when, and if declared. In any liquidation or dissolution of the Company, the Preferred Shares rank senior to the Company’s common stock in the distribution of assets, to the extent legally available for distribution.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors requiring the Company to register the resale of the Shares and the Company’s common stock underlying the Preferred Shares and warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the closing of the offering, and to use commercially reasonable efforts to have the registration statement declared effective within 90 days if there is no review by the Securities and Exchange Commission, and within 120 days in the event of such review.

The Shares and the warrants were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the Shares and the warrants for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds from the financing towards further development and pre-clinical and clinical work of the Company’s proprietary Anticalin® product portfolio, including product candidates PRS-080, PRS-060 and PRS-343 programs, as well as the development of other programs and product candidates, and general corporate purposes.

Cowen and Company, LLC (“Cowen”) is acting as lead placement agent for the Financing and Oppenheimer & Co. Inc. (“Oppenheimer”) and Trout Capital LLC (“Trout,” and together with Cowen and Oppenheimer, the “Placement Agents”) are acting as co-placement agents. Pursuant to the terms of an engagement agreement, the Placement Agents will receive aggregate fees for their services in the Financing equal to 6.5% of the gross financing proceeds.

The above description of the material terms of the offering is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1, the Form of Warrant attached hereto as Exhibit 10.2 and the Registration Rights Agreement attached hereto as Exhibit 10.3.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the private placement described in Item 3.02, the Company’s board of directors approved the Certificate of Designation of Series A Convertible Preferred Stock in the Form attached hereto as Exhibit 3.1, which designates 4,963 shares as Series A Convertible Preferred Stock. The material terms of the Series A Convertible Preferred Stock are described in Item 3.02 and are incorporated herein by reference. The Company expects to file the Certificate of Designation with the Secretary of State of the State of Nevada on or about June 8, 2016.

Item 8.01 Other Events.

On June 3, 2016, the Company issued a press release announcing the Financing. The full text of the press release issued in connection with the announcement for the Financing is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

Item 9.01 Financial Statements and Exhibits.

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: June 3, 2016	By:	/s/ Darlene Deptula-Hicks
	Name: Title:	Darlene Deptula-Hicks Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series A Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated June 2, 2016, by and among the Company and the Investors named therein

10.2	Form of Warrant to purchase Common Stock

10.3	Registration Rights Agreement, dated June 2, 2016, by and among the Company and the Investors named therein

99.1	Press Release of Pieris Pharmaceuticals, Inc., dated June 3, 2016.